EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of Beyond Meat, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 22nd day of October, 2025.

D. E. Shaw Valence Portfolios, L.L.C.

By:	/s/ Daniel R. Marcus
Name: Daniel R. Marcus
Title: Authorized Signatory

D. E. Shaw & Co., L.L.C.

By:	/s/ Daniel R. Marcus
Name: Daniel R. Marcus
Title: Authorized Signatory

D. E. Shaw & Co., L.P.

By:	/s/ Daniel R. Marcus
Name: Daniel R. Marcus
Title: Chief Compliance Officer

David E. Shaw

By:	/s/ Daniel R. Marcus
Name: Daniel R. Marcus
Title: Attorney-in-Fact for David E. Shaw